UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2004

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1	Copy of slide presentation, dated May 4, 2004.

Item 9.	Regulation FD Disclosure.

Mark C. Rohr, President and Chief Executive Officer of Albemarle Corporation (the “Company”), intends to make a series of presentations to certain investors in Chicago, Illinois on May 4, 2004. A copy of the slides to be presented and discussed is being furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 9.

The slide presentation contains certain non-GAAP financial measures.

A copy of the slide presentation together with most comparable financial measures calculated and presented in accordance with GAAP and a qualitative reconciliation of the difference between the non-GAAP measures and the comparable GAAP financial measures will be available on the Company’s website at http://www.albemarle.com.

The information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The furnishing of this report is not intended to constitute a determination by the Company that the information is material or that the dissemination of the information is required by Regulation FD.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4 2004

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV

Luther C. Kissam, IV Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 99.1	Copy of slide presentation, dated May 4, 2004.